UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2007

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore (State or other jurisdiction of incorporation)	0-23354 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore (Address of principal executive offices)	018989 (Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On October 2, 2007, Flextronics International Ltd. (“Flextronics”) issued a press release announcing the final results for the elections made by Solectron Corporation stockholders regarding the form of merger consideration they will receive in connection with Flextronics’s previously announced acquisition of Solectron, which was completed on October 1, 2007. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
     On October 3, 2007, Flextronics issued a press release announcing a redemption and change of control repurchase offer for Solectron’s 8.00% Senior Subordinated Notes due 2016 and a planned change of control repurchase offer for Solectron’s outstanding 0.50% Convertible Senior Notes due 2034. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
          The following exhibits are filed with this Report on Form 8-K:
Exhibit Index

Exhibit No.	Description
99.1
Press release, dated October 2, 2007, announcing the final results for the elections made by Solectron Corporation stockholders regarding the form of merger consideration they will receive in connection with Flextronics’s acquisition of Solectron.

99.2
Press release, dated October 3, 2007, announcing a redemption and change of control repurchase offer for Solectron’s 8.00% Senior Subordinated Notes due 2016 and a planned change of control repurchase offer for Solectron’s outstanding 0.50% Convertible Senior Notes due 2034.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: October 3, 2007	By:	/s/ Thomas J. Smach
		Name:	Thomas J. Smach
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1
Press release, dated October 2, 2007, announcing the final results for the elections made by Solectron Corporation stockholders regarding the form of merger consideration they will receive in connection with Flextronics’s acquisition of Solectron.

99.2
Press release, dated October 3, 2007, announcing a redemption and change of control repurchase offer for Solectron’s 8.00% Senior Subordinated Notes due 2016 and a planned change of control repurchase offer for Solectron’s outstanding 0.50% Convertible Senior Notes due 2034.